EXHIBIT (g)(3)
                               AGREEMENT BETWEEN

                         BROWN BROTHERS HARRIMAN & CO.

                                      AND

                     COMSTOCK PARTNERS STRATEGY FUND, INC.


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                                TABLE OF CONTENTS

 1.Employment of Custodian                                                    1

 2.      Powers and Duties of the Custodian with respect to
         Property of the Fund held by the Custodian                           1

           A.   Safekeeping                                                   2
           B.   Manner of Holding Securities                                  2
           C.   Registered Name; Nominee                                      2
           D.   Purchases                                                     2
           E.   Exchanges                                                     3
           F.   Sales of Securities                                           4
           G.   Depositary Receipts                                           5
           H.   Exercise of Rights; Tender Offers                             5
           I.   Stock Dividends, Rights, Etc.                                 6
           J.   Options                                                       6
           K.   Borrowings                                                    7
           L.   Demand Deposit Bank Accounts                                  7
           M.   Interest Bearing Call or Time Deposits                        8
           N.   Foreign Exchange Transactions
                 and Futures Contracts                                        9
           O.   Stock Loans                                                  10
           P.   Collections                                                  10
           Q.   Dividends, Distributions and Redemptions                     11
           R.   Proxies, Notices, Etc.                                       12
           S.   Nondiscretionary Details                                     12
           T.   Bills                                                        13
           U.   Deposit of Fund Assets in Securities Systems                 13
           V.   Other Transfers                                              15
           W.   Investment Limitations                                       16
           X.   Proper Instructions                                          16
           Y.   Segregated Account                                           18

   3.    Powers and Duties of the Custodian with
         Respect to the Appointment of Subcustodians                         19

   4.    Assistance by the Custodian as to Certain Matters                   26

   5.    Powers and Duties of the Custodian with
         Respect to its Role as Financial Agent                              26

           A. Records                                                        26
           B. Accounts                                                       27
           C. Access to Records                                              27
           D. Disbursements                                                  27


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    6.   Reporting Responsibilities                                          27

    7.   Standard of Care and Related Matters                                28

          A.    Liability of the Custodian with Respect to Proper
                Instructions; Evidence of Authority; Etc.                    28
          B.    Liability of the Custodian with
                Respect to Use of Securities System                          29
          C.    Liability of the Custodian with respect to
                Subcustodians                                                30
          D.    Standard of Care; Liability;
                Indemnification                                              31
          E.    Reimbursement of Advances                                    33
          F.    Security for Obligations to Custodian                        33
          G.    Appointment of Agents                                        34
          H.    Powers of Attorney                                           34

  8.     Compensation of the Custodian                                       34

  9.     Termination; Successor Custodian                                    35

 10.     Amendment                                                           35

 11.     Governing Law                                                       36

 12.     Notices                                                             36

 13.     Binding Effect                                                      37

 14.     Amendment and Restatement of Existing Custodian Agreement           37

 15.     Counterparts                                                        37

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                    AMENDED AND RESTATED CUSTODIAN AGREEMENT

         AGREEMENT made this ______ day of ________, 1991, between COMSTOCK PARTNERS STRATEGY FUND, INC., a Maryland corporation (the "Fund") and Brown Brothers Harriman & Co. a New York limited partnership (the "Custodian");

         WITNESSETH: That in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1. Employment of Custodian: The Fund hereby employs and appoints the Custodian as a custodian for the term and subject to the provisions of this Agreement. The Custodian shall not be under any duty or obligation to require the Fund to deliver to it any securities or funds owned by the Fund and shall have no responsibility or liability for or on account of securities or funds not so delivered. The Fund will deposit with the Custodian copies of the Declaration of Trust or Certificate of Incorporation and By-Laws (or comparable documents) of the Fund and all amendments thereto, and copies of such votes and other proceedings of the Fund as may be necessary for or convenient to the Custodian in the performance of its duties.

         2. Powers and Duties of the Custodian with respect to Property of the Fund held by the Custodian: Except for securities and funds held by any Subcustodians appointed pursuant to the provisions of Section 3 hereof, the Custodian shall have and perform the following powers and duties:

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         A. Safekeeping - To keep safely the securities and other assets of the
Fund that have been delivered to the Custodian and, on behalf of the Fund, from time to time to receive delivery of securities for safekeeping.

         B. Manner of Holding Securities - To hold securities of the Fund (1) by physical possession of the share certificates or other instruments representing such securities in registered or bearer form, or (2) in book-entry form by a Securities System (as said term is defined in Section 2U) or a foreign securities depository utilized directly by the Custodian as permitted by Section
3. The Custodian shall segregate, keep and maintain the assets of the Fund separate and apart from the assets of the Custodian. The Custodian shall maintain complete and accurate records identifying all securities held by it on behalf of the Fund.

         C. Registered Name; Nominee - To hold registered securities of the Fund
(1) in the name or any nominee name of the Custodian or the Fund, or in the name or any nominee name of any Agent appointed pursuant to Section 7G, or (2) in street certificate form, so-called, and in any case with or without any indication of fiduciary capacity, provided that securities are held in an account of the Custodian containing only assets of the Fund or only assets held as fiduciary or custodian for customers.

         D. Purchases - Upon receipt of proper instructions, as defined in
Section 2X, insofar as funds are available for the

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purpose, to pay for and receive securities purchased for the account of the
Fund, payment being made only upon receipt of the securities; provided, however, that the Custodian may make payment, which may be prior to receipt of securities, and may accept delivery of securities, including the form of securities received, in accordance with governmental regulations, or the rules of Securities Systems or other U.S. or, subject to compliance by BBH to the provisions of the last sentence of the fifth paragraph of Section 3, foreign securities depositories and clearing agencies, or generally accepted trade practice in the applicable U.S. or, subject to compliance by BBH to the last sentence of the fifth paragraph of Section 3, foreign market, or the terms of the instrument representing the security. Receipt of securities on behalf of the Fund shall be by the Custodian or a Subcustodian or by credit to an account which one of them may have with a bank, Securities System, other U.S. or, subject to compliance by BBH to the provisions of the last sentence of the fifth paragraph of Section 3, foreign securities depositary or clearing agency, or other financial institution approved by the Fund.

         E. Exchanges - Upon receipt of proper instructions, to exchange securities held by it for the account of the Fund for other securities in connection with any reorganization, recapitalization, split-up of shares, change of par value, conversion or other event relating to the securities or the

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issuer of such securities and to deposit any such securities in accordance with the terms of any reorganization or protective plan. Without proper instructions, the Custodian may surrender securities in temporary form for definitive securities, may surrender securities for transfer into a name or nominee name as permitted in Section 2C, and may surrender securities for a different number of certificates or instruments representing the same number of shares or same principal amount of indebtedness, provided the securities to be issued are to be delivered to the Custodian.

         F. Sales of Securities - Upon receipt of proper instructions, to make delivery of securities which have been sold for the account of the Fund but only against payment therefor; provided, however, that the Custodian may make delivery, which may be prior to receipt of payment, and may accept payment, including the form of payment received, in accordance with governmental regulations, or the rules of Securities Systems or other U.S. or, subject to compliance by BBH to the provisions of the last sentence of the fifth paragraph of Section 3, foreign securities depositories and clearing agencies, or generally accepted trade practice in the applicable U.S. or, subject to compliance by BBH to the provisions of the last sentence of the fifth paragraph of Section 3, foreign market, or the terms of the instrument representing the security. Receipt of payment on behalf of the Fund shall be by the Custodian or a Subcustodian or

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by credit to an account which one of them may have with a bank, Securities
System, other U.S. or foreign securities depositary or clearing agency, or other financial institution approved by the Fund.

           G. Depositary Receipts - Upon receipt of proper instructions, to instruct a Subcustodian or an Agent to surrender securities to the depositary used by an issuer of American Depositary Receipts or International Depositary Receipts (hereinafter collectively referred to as "ADRs") for such securities against a written receipt therefor adequately describing such securities and written evidence satisfactory to the Subcustodian or Agent that the depositary has acknowledged receipt of instructions to issue with respect to such securities ADRs in the name of the Custodian, or a nominee of the Custodian, for delivery to the Custodian in Boston, Massachusetts, or at such other place as the Custodian may from time to time designate.

           Upon receipt of proper instructions, to surrender ADRs to the issuer thereof against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the Custodian that the issuer of the ADRs has acknowledged receipt of instructions to cause its depositary to deliver the securities underlying such ADRs to a Subcustodian or an Agent.

         H. Exercise of Rights; Tender Offers - Upon timely receipt of proper instructions, to deliver to the issuer or trustee

                                      -7-
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thereof, or to the agent of either, warrants, puts, calls, rights or similar securities for the purpose of being exercised or sold, provided that the new securities and cash, if any, acquired by such action are to be delivered to the Custodian, and, upon receipt of proper instructions, to deposit securities upon invitations for tenders of securities, provided that the consideration is to be paid or delivered or the tendered securities are to be returned to the Custodian.

         I. Stock Dividends, Rights, Etc. - To receive and collect all stock dividends, rights and other items of like nature; and to deal with the same pursuant to proper instructions relative thereto.

         J. Options - Upon receipt of proper instructions, to receive and retain confirmations or other documents evidencing the purchase of writing of an option on a security or securities index by the Fund, to deposit and maintain in a segregated account, either physically or by book-entry in a Securities System or foreign securities depository utilized directly by the Custodian, securities subject to a covered call option written by the Fund; and to release and/or transfer such securities or other assets only in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer relating to such securities or other assets a notice or other communication evidencing the expiration, termination or exercise of such covered option furnished by The Options Clearing Corporation, the

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securities or options exchange on which such covered option is traded or such other organization as may be responsible for handling such options transactions.

         K. Borrowings - Upon receipt of proper instructions, to deliver securities of the Fund to lenders or their agents as collateral for borrowings effected by the Fund, provided that such borrowed money is payable to or upon the Custodian's order as Custodian for the Fund.

         L. Demand Deposit Bank Accounts - To open and operate a separate account or accounts in the name of the Fund on the Custodian's books subject only to draft or order by the Custodian. All funds received by the Custodian from or for the account of the Fund shall be deposited in said account(s). The responsibilities of the Custodian to the Fund for deposits accepted on the Custodian's books shall be that of a U. S. bank for a similar deposit.

         If and when authorized by proper instructions, the Custodian may open and operate an additional account(s) in such other banks or trust companies as may be designated by the Fund in such instructions (any such bank or trust company so designated by the Fund being referred to hereafter as a "Banking Institution"), provided that such account(s) (hereinafter collectively referred to as "demand deposit bank accounts") shall be in the name of the Custodian for account of the Fund and subject only to the Custodian's draft or order. Such demand deposit accounts may be

                                      -9-
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opened with Banking Institutions in the United States and in other countries and may be denominated in either U. S. Dollars or other currencies as the Fund may determine. All such deposits shall be deemed to be portfolio securities of the Fund and accordingly the responsibility of the Custodian therefore shall be the same as and no greater than the Custodian's responsibility in respect of other portfolio securities of the Fund.

         M. Interest Bearing Call or Time Deposits - To place interest bearing fixed term and call deposits with such banks and in such amounts as the Fund may authorize pursuant to proper instructions. Such deposits may be placed, as the Fund may determine, with the Custodian or with Subcustodians or other Banking Institutions. Deposits may be denominated in U. S. Dollars or other currencies and need not be evidenced by the issuance or delivery of a certificate to the Custodian, provided that the Custodian shall include in its records with respect to the assets of the Fund appropriate notation as to the amount and currency of each such deposit, the accepting Banking Institution and other appropriate details, and shall retain such forms of advice or receipt evidencing the deposit, if any, as may be forwarded to the Custodian by the Banking Institution. Such deposits, other than those placed with the Custodian, shall be deemed portfolio securities of the Fund and the responsibilities of the Custodian therefor shall be the same as those for other portfolio securities of the Fund. The responsibility of the

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Custodian for such deposits accepted on the Custodian's books shall be that of a U. S. bank for a similar deposit.

         N. Foreign Exchange Transactions and Futures Contracts - Pursuant to proper instructions, to enter into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf and for the account of the Fund. Such transactions may be undertaken by the Custodian with such Banking Institutions, including the Custodian and Subcustodian(s) as principals, as approved and authorized by the Fund. Foreign exchange contracts and options other than those executed with the Custodian, shall be deemed to be portfolio securities of the Fund and the responsibilities of the Custodian therefor shall be the same as those for other portfolio securities of the Fund. Upon receipt of proper instructions to receive and retain confirmations evidencing the purchase or sale of a futures contract or an option on a futures contract by the Fund; to deposit and maintain in a segregated account, for the benefit of any futures commission merchant or to pay to such futures commission merchant, assets designated by the fund as initial, maintenance or variation "margin" deposits intended to secure the Fund's performance of its obligations under any futures contracts purchased or sold or any options on futures contracts written by the Fund, in accordance with the provisions of any agreement or agreements among any of the Fund, the Custodian and such futures commission merchant, designated to

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comply with the rules of the Commodity Futures Trading Commission and/or any contract market, or any similar organization or organizations, regarding such margin deposits; and to release and/or transfer assets in such margin accounts only in accordance with any such agreements or rules.

         O. Stock Loans - Upon receipt of proper instructions, to deliver securities of the Fund, in connection with loans of securities by the Fund, to the borrower thereof prior to receipt of the collateral, if any, for such borrowing, provided that for stock loans secured by cash collateral the Custodian's instructions to the Securities System or foreign securities depository utilized directly by the Custodian require that such Securities System or foreign securities depository may deliver the securities to the borrower thereof only upon receipt of the collateral for such borrowing.

           P. Collections - (i) To collect and receive all income, payments of principal and other payments with respect to the securities held hereunder, and in connection therewith to deliver the certificates or other instruments representing the securities to the issuer thereof or its agent when securities are called, redeemed, retired, mature or otherwise become payable; provided that the payment is to be made in such form and at such time, as is in accordance with the terms of the agreement relating to the security, or such proper instructions as the Custodian may receive, or governmental regulations, the rules of Securities

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Systems or other U.S. or, subject to compliance by BBH to the provisions of the last sentence of the fifth paragraph of Section 3, foreign securities depositories and clearing agencies, or generally accepted trade practice in the applicable U.S. or, subject to compliance by BBH to the provisions of the last sentence of the fifth paragraph of Section 3, foreign market; (ii) to execute ownership and other certificates and affidavits for all federal and state or foreign tax purposes in connection with receipt of income, principal or other payments with respect to securities of the Fund or in connection with transfer of securities; and (iii) pursuant to proper instructions to take such other actions with respect to the collection or receipt of funds or transfer of securities which involve an investment decision.

         Q. Dividends, Distributions and Redemptions - Upon receipt of proper instructions from the Fund, or upon receipt of instructions from the Fund's shareholder servicing agent or agent with comparable duties (the "Shareholder Servicing Agent") (given by such person or persons and in such manner on behalf of the Shareholder Servicing Agent as the Fund shall have authorized), the Custodian shall release funds or securities to the Shareholder Servicing Agent or otherwise apply funds or securities, insofar as available, for the payment of dividends or other distributions to Fund shareholders. Upon receipt of proper instructions from the Fund, or upon receipt of instructions from

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the Shareholder Servicing Agent (given by such person or persons and in such manner on behalf of the Shareholder Servicing Agent as the Fund shall have authorized), the Custodian shall release funds or securities, insofar as available, to the Shareholder Servicing Agent or as such Agent shall otherwise instruct for payment to Fund shareholders who have delivered to such Agent a request for repurchase or redemption of their shares of capital stock of the Fund.

         R. Proxies, Notices, Etc. - Promptly to deliver or mail to the Fund all forms of proxies and all notices of meetings and any other notices or announcements affecting or relating to securities owned by the Fund that are received by the Custodian, and upon receipt of proper instructions, to execute and deliver or cause its nominee to execute and deliver such proxies or other authorizations as may be required. Neither the Custodian nor its nominee shall vote upon any of such securities or execute any proxy to vote thereon or give any consent or take any other action with respect thereto (except as otherwise herein provided) unless ordered to do so by proper instructions.

         S. Nondiscretionary Details - Without the necessity of express authorization from the Fund, (1) to attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer or other dealings with securities, funds or other property of the Portfolio held by the Custodian except as otherwise directed from time to time by the

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Directors or Trustees of the Fund, and (2) to make payments to itself or others for minor expenses of handling securities or other similar items relating to the Custodian's duties under this Agreement, provided that all such payments shall be accounted for to the Fund.

         T. Bills - Upon receipt of proper instructions, to pay or cause to be paid, insofar as funds are available for the purpose, bills, statements, or other obligations of the Fund.

         U. Deposit of Fund Assets in Securities Systems - The Custodian may deposit and/or maintain securities owned by the Fund in (i) The Depository Trust Company, (ii) any book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, Subpart B of 31 CFR Part 350, or the book-entry regulations of federal agencies substantially in the form of Subpart O, or (iii) any other domestic clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 which acts as a securities depository and whose use the Fund has previously approved in writing (each of the foregoing being referred to in this Agreement as a "Securities System"). Utilization of a Securities System shall be in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

         1) The Custodian may deposit and/or maintain Fund securities, either directly or through one or more Agents (as

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said term is defined in Section 7G) appointed by the Custodian (provided that any such agent shall be qualified to act as a custodian of the Fund pursuant to the Investment Company Act of 1940 and the rules and regulations thereunder), in a Securities System provided that such securities are represented in an account ("Account") of the Custodian or such Agent in the Securities System which shall not include any assets of the Custodian or Agent other than assets held as a fiduciary, custodian, or otherwise for customers;

         2) The records of the Custodian with respect to securities of the Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund;

         3) The Custodian shall pay for securities purchased for the account of the Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by

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the Custodian or an Agent as referred to above, and be provided to the Fund at its request. The Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund on the next business day;

         4) The Custodian shall provide the Fund with any report obtained by the Custodian or any Agent as referred to above on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System; and the Custodian and such Agents shall send to the Fund such reports on their own systems of internal accounting control as the Fund may reasonably request from time to time.

         5) At the written request of the Fund, the Custodian will terminate the use of any such Securities System on behalf of the Fund as promptly as practicable.

         V. Other Transfers - Upon receipt of proper instructions, to deliver securities, funds and other property of the Fund to a Subcustodian or another custodian of the Fund; and, upon receipt of proper instructions, to make such other disposition of securities, funds or other property of the Fund in a manner other than or for purposes other than as enumerated elsewhere in this Agreement,

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provided that the instructions relating to such disposition shall include a statement of the purpose for which the delivery is to be made, the amount of securities to be delivered and the name of the person or persons to whom delivery is to be made.

         W. Investment Limitations - In performing its duties generally, and more particularly in connection with the purchase, sale and exchange of securities made by or for the Fund, the Custodian may assume unless and until notified in writing to the contrary that proper instructions received by it are not in conflict with or in any way contrary to any provisions of the Fund's Declaration of Trust or Certificate of Incorporation or By-Laws (or comparable documents) or votes or proceedings of the shareholders or Directors of the Fund. The Custodian shall in no event be liable to the Fund and shall be indemnified by the Fund for any violation which occurs as a result of carrying out instructions given by the Fund of any investment limitations to which the Fund is subject or other limitations with respect to the Fund's powers to make expenditures, encumber securities, borrow or take similar actions affecting the Fund.

         X. Proper Instructions - Proper instructions shall mean a tested telex from the Fund, or a telecopy from the Fund by which the receiver is able to verify by codes or otherwise with a reasonable degree of certainty that the Fund is the sender of the telecopy, or a written request, direction, instruction or certification signed or initialled on behalf of the Fund by one

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or more person or persons as the Board of Directors or Trustees of the Fund shall have from time to time authorized, provided, however, that no such instructions directing the delivery of securities or the payment of funds to an authorized signatory of the Fund shall be signed by such person. Those persons authorized to give proper instructions may be identified by the Board of Directors or Trustees by name, title or position and will include at least one officer empowered by the Board to name other individuals who are authorized to give proper instructions on behalf of the Fund. Telephonic or other oral instructions given by any one of the above persons will be considered proper instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. Oral instructions will be confirmed by tested telex or in writing in the manner set forth above but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral instructions. The Fund authorizes the Custodian to tape record any and all telephonic or other oral instructions given to the Custodian by or on behalf of the Fund (including any of its officers, Directors, Trustees, employees or agents) and will deliver to the Custodian a similar authorization from any investment manager or adviser or person or entity with similar reponsibilities which is authorized to give proper instructions on behalf of the Fund to the Custodian. Proper instructions may

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relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions.

         Proper instructions may include communications effected directly between electro-mechanical or electronic devices or systems, in addition to tested telex, provided that the Fund and the Custodian agree to the use of such device or system.

         Y. Segregated Account - The Custodian shall upon receipt of proper instructions establish and maintain on its books a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities of the Fund, including securities maintained by the Custodian pursuant to Section 2U hereof, (i) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc. (or any futures commission merchant registered under the Commodity Exchange Act) relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash or securities in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the

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Fund, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies, and (iv) as mutually agreed from time to time between the Fund and the Custodian.

         3. Powers and Duties of the Custodian with Respect to the Appointment of Subcustodians: Securities, funds and other property of the Fund may be held by subcustodians and secondary subcustodians appointed pursuant to the provisions of this Section 3. The Custodian may, at any time and from time to time, appoint any bank or trust company (meeting the requirements of a custodian or an "eligible foreign custodian" under the Investment Company Act of 1940 as amended (The "1940 Act") and the rules and regulations thereunder) to act as a subcustodian for the Fund, and any such Subcustodian may, at any time and from time to time, appoint any bank or trust company (meeting the requirements of a custodian or an "eligible foreign custodian" under the 1940 Act and the rules and regulations thereunder) to act as a secondary subcustodian for the Fund (any such subcustodian or secondary subcustodian being herein referred to as a "Subcustodian"); and the Custodian may also utilize directly and any Subcustodian may utilize such securities depositories located outside the United States (as shall be approved in writing by Fund) and as meet the requirements of an "eligible foreign custodian" as aforesaid;

provided that the Fund shall have approved in writing (1) any such bank or trust company (including any secondary Subcustodian) and the subcustodian agreement to be entered into between such bank or trust company and the Custodian or, in the case of a secondary Subcustodian, the subcustodian agreement to be entered into between the Subcustodian and the secondary Subcustodian, and (2) if the Subcustodian is a bank organized under the laws of a country other than the United States, the country or countries in which the Subcustodian is authorized to hold securities, cash and other property of the Fund, and (3) the securities depositories, if any, through which the Subcustodian or the Custodian is authorized to hold securities, cash and other property of the Fund. Upon such approval by the Fund, the Custodian is authorized on behalf of the Fund to notify each Subcustodian of its appointment as such.

         Those Subcustodians, and the countries where and the securities depositories through which they or the Custodian may hold securities, cash and other property of the Fund which the Fund has approved to date are set forth on Appendix A hereto. Such Appendix shall be amended from time to time as Subcustodians, and/or countries and/or securities depositories are changed, added or deleted. The Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed investment which is to be held in a country not listed on Appendix A, in order that there shall be sufficient time for the

Fund to give the approval required by the preceding paragraph and for the Custodian to put the appropriate arrangements in place with such Subcustodian, including negotiation of a subcustodian agreement and submission of such subcustodian agreement to the Fund for approval.

         If the Fund shall have invested in a security to be held in a country before the foregoing procedures have been completed, such security shall be held by such agent as the Custodian may appoint. In any event, the Custodian shall be liable to the Fund for the actions of such agent if and only to the extent the Custodian shall have recovered from such agent for any damages caused the Fund by such agent. At the request of the Fund, Custodian agrees to remove any securities held on behalf of the Fund by such agent, if practical, to an approved Subcustodian. Under such circumstances Custodian will collect income and respond to corporate actions on a best efforts basis.

         The Fund hereby directs the Custodian and each approved Subcustodian, until instructed to the contrary by proper instructions, to deposit in non-U.S. securities depositories that have been approved by the Fund all securities of the Fund that are eligible for deposit therein and to utilize such securities depositories to the extent possible in connection with settlements of purchases and sales of securities and other deliveries and returns of securities. Where securities are deposited by the Custodian or an approved Subcustodian in a securities depository, the Custodian or Subcustodian, as the case may be, shall identify as belonging to such Custodian or Subcustodian as agent for the Fund a quantity of securities in a fungible bulk of securities shown in such Custodian's or Subcustodian's account on the books of such securities depository. Securities and moneys deposited in a securities depository will be represented in accounts which include only assets held by the Custodian or Subcustodians for customers, including but not limited to, accounts in which the Custodian or Subcustodians act in a fiduciary or agency capacity. The Custodian and each Subcustodian shall hold securities of the Fund which are not held in a securities depository physically segregated at all times from those of the Custodian or such Subcustodian.

         With respect to securities and funds held by the Custodian or a Subcustodian, either directly, or indirectly by a securities depository or clearing agency approved by the Fund, notwithstanding any provision of this Agreement to the contrary, the Custodian or such Subcustodian may act in accordance with the prevailing customs and practices and the governmental regulations of, or the rules of securities depositories and clearing agencies located in, jurisdictions where custodial or subcustodial services are provided hereunder in connection with securities and custody transactions, including, but not limited to, settlements of securities transactions (such as with respect to the form in which securities or payment may be received and whether payment for securities purchased and delivery of securities sold may be made prior to receipt of the securities or payment, respectively). The Custodian agrees periodically to advise the Fund of the nature of such customs, practices, regulations and rules and periodically to update such information, including by means of the Custodian's Country Practices Settlement Manual or other communication sent to clients from time to time and to notify the Fund as promptly as practicable of any change in such customs, practices, rules or regulations, provided, that if prior notice is not practicable, the Custodian and any Subcustodian may act in accordance with such customs, practices, rules and regulations prior to advising the Fund of such change.

         In the event that any Subcustodian appointed pursuant to the provisions of this Section 3 fails to perform any of its obligations under the terms and conditions of the applicable subcustodian agreement, the Custodian shall use its best efforts to cause such Subcustodian to perform such obligations and shall notify the Fund as promptly as practicable of any failure of a Subcustodian to perform its obligations in any material respect. In the event that the Custodian is unable promptly to cause such Subcustodian to perform fully its obligations thereunder, the Custodian shall forthwith upon the Fund's request terminate such Subcustodian in accordance with the termination provisions under the applicable subcustodian agreement and, if necessary or desirable, appoint another subcustodian in accordance with the provisions of this Section 3. At the election of the Fund, it shall have the right to enforce, to the extent permitted by the subcustodian agreement and applicable law, the Custodian's rights against any such Subcustodian for loss or damage caused the Fund by such Subcustodian.

         At the written request of the Fund, the Custodian will terminate any subcustodian appointed pursuant to the provisions of this Section 3 in accordance with the termination provisions under the applicable subcustodian agreement. The Custodian will not amend any subcustodian agreement or agree to change or permit any changes thereunder except upon the prior written approval of the Fund.

         The Custodian may (a) in its discretion, remove any Subcustodian not holding assets of the Fund, directly or indirectly, and (b) remove any Subcustodian holding assets of the Fund if the Custodian determines in good faith that prompt removal of such Subcustodian is required to protect the assets of the Fund, provided that in either case the Custodian will so notify the Fund as promptly as practicable following the Custodian's decision to so terminate a Subcustodian. The Custodian may otherwise, in its discretion, remove any Subcustodian if the Custodian advises the Fund of its desire to remove such Subcustodian and, upon the Fund's request, the Custodian appoints a successor subcustodian approved by the Fund, such removal not to take effect, if the Fund has requested a successor, until the appointment and approval of such successor.

         In the event the Custodian receives a claim from a Subcustodian under the indemnification provisions of any subcustodian agreement, the Custodian shall promptly give written notice to the Fund of such claim. No more than thirty days after written notice to the Fund of the Custodian's intention to make such payment to a Subcustodian in respect of a valid claim for indemnification arising out of such Subcustodian's acting as a custodian of the Fund's assets pursuant to a Subcustodian agreement approved by the Fund, the Fund will reimburse the Custodian the amount of such payment except in respect of any negligence or misconduct of the Custodian.

         The Custodian represents and warrants that each Subcustodian is as of the date hereof either a bank as defined in Section 2(a)(5) of the 1940 Act or an "Eligible Foreign Sub-Custodian" as defined in Rule 17f-5 under the 1940 Act or as granted by an exemption pursuant to Section 6(c) under the 1940 Act.

         The Custodian agrees to furnish to the Fund such information which the Custodian shall be able to obtain with reasonably diligent efforts with respect to each Subcustodian and which the Custodian believes is reasonably required to enable the Fund and its directors to fulfill their obligations as set forth in Rule 17f-5 under the 1940 Act or, in the event the Custodian is unable to obtain such information with reasonably diligent efforts, the Custodian shall promptly go notify the Fund.

         The Custodian shall monitor the foreign custodial arrangements involving each Subcustodian to determine compliance with the requirements of Rule 17f-5 under the 1940 Act and agrees as promptly as practicable to inform the Fund of any failure of such arrangements to comply with rule 17f-5 under the 1940 Act and any failure of such arrangements to comply with rule 17f-5 under the 1940 Act and of any material changes of which the Custodian shall become aware adversely affecting the ability of the Subcustodian to so comply.

         4. Assistance by the Custodian as to Certain Matters: The Custodian may assist generally in the preparation of reports to Fund shareholders and others, audits of accounts, and other ministerial matters of like nature.

         5. Powers and Duties of the Custodian with Respect to its Role as Financial Agent: The Fund hereby also appoints the Custodian as the Fund's financial agent. With respect to the appointment as financial agent, the Custodian shall have and perform the following powers and duties:

         A. Records - To create, maintain and retain such records relating to its activities and obligations under this Agreement as are required under the Investment Company Act of 1940 and the rules and regulations thereunder (including Section 31 thereof and Rules 31a-1 and 31a-2 thereunder) and under applicable Federal and State tax laws. All such records will be the property of the Fund and in the event of termination of this Agreement shall be delivered to the successor Custodian.

         B. Accounts - To keep books of account and render statements, including interim monthly and complete quarterly financial statements, or copies thereof, from time to time as reasonably requested by proper instructions.

         C. Access to Records - The books and records maintained by the Custodian pursuant to Sections 5A and 5B shall at all times during the Custodian's regular business hours be open to inspection and audit by officers of, agents of, attorneys for and auditors employed by the Fund and by employees and agents of the Securities and Exchange Commission, provided that all such individuals shall observe all security requirements of the Custodian applicable to its own employees having access to similar records within the Custodian and such regulations as may be reasonably imposed by the Custodian.

         D. Disbursements - Upon receipt of proper instructions, to pay or cause to be paid, insofar as funds are available for the purpose, bills, statements and other obligations of the Fund (including but not limited to interest charges, taxes, management fees, compensation to Fund officers and employees, and other operating expenses of the Fund).

         6. Reporting Responsibilities - The Custodian shall furnish the Fund or its designee, on each business day in Boston, Massachusetts and New York, New York, confirmations and a summary of all transactions and entries for the Fund from the prior business day involving the Custodian or any Subcustodian or any arrangements implemented by the Custodian or any Subcustodian involving a Securities System, Banking Institution, securities depository or clearing agency, specifying the Custodian or Subcustodian responsible for such transactions and entries; and the Custodian shall, at least monthly and from time to time, deliver to the Fund or its designee a detailed statement of the securities and monies held for the Fund by the Custodian and each Subcustodian (whether held directly or indirectly by a Securities System, Banking Institution, securities depository or clearing agency), specifying the Custodian or Subcustodian holding such securities or moneys.

         7. Standard of Care and Related Matters:

         A. Liability of the Custodian with Respect to Proper Instructions; Evidence of Authority, Etc. The Custodian shall not be liable for any action taken or omitted in reliance upon proper instructions believed by it to be genuine or upon any other written notice, request, direction, instruction, certificate or other instrument believed by it to be genuine and signed by the proper party or parties.

         The Secretary or Assistant Secretary of the Fund shall certify to the Custodian the names, signatures and scope of authority of all persons authorized to give proper instructions or any other such notice, request, direction, instruction, certificate or instrument on behalf of the Fund, the names and signatures of the officers of the Fund, the name and address of the Shareholder Servicing Agent, and any resolutions, votes, instructions or directions of the Fund's Board of Directors or Trustees or shareholders. Such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and may be considered in full force and effect until receipt of a similar certificate to the contrary.

         So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement.

         The Custodian shall be entitled, at the expense of the Fund, to receive and act upon advice of (i) counsel regularly retained by the Custodian in respect of custodian matters, (ii) counsel for the Fund, subject to the following sentence, or (iii) such other counsel as the Fund and the Custodian may agree upon, with respect to all legal matters, and the Custodian shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall be entitled, at the expense of the Fund, to receive advice of counsel for the Fund only upon the approval of an officer of the Fund, which approval shall not be unreasonably withheld.

         B. Liability of the Custodian with Respect to Use of Securities System
- With respect to the portfolio securities, cash and other property of the Fund held by a Securities System, the Custodian shall be liable to the Fund only for any loss or damage to the Fund resulting from use of the Securities System if caused by any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from any failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage to the Fund if and to the extent that the Fund has not been made whole for any such loss or damage.

         C. Liability of the Custodian with Respect to Subcustodians The Custodian shall indemnify against and hold harmless the Fund from any losses, actions, claims, demands, expenses and proceedings, including counsel fees, arising out of or resulting from the acts or omissions of any Subcustodian to the extent that under the terms set forth in the subcustodian agreement between the Custodian and the Subcustodian (or in the subcustodian agreement between a Subcustodian and any secondary Subcustodian), the Subcustodian (or secondary Subcustodian) has failed to perform in accordance with the standard of conduct imposed under such subcustodian agreement as determined in accordance with the law which is adjudicated to govern such agreement and in accordance with any determination of any court as to the duties of said Subcustodian pursuant to said agreement. The Custodian shall also be liable to the Fund for its own negligence in transmitting any instructions received by it from the Fund and for its own negligence in connection with the delivery of any securities or funds held by it to any Subcustodian.

         D. Standard of Care; Liability; Indemnification - The Custodian shall be held only to the exercise of reasonable care and diligence in carrying out the provisions of this Agreement, provided that the Custodian shall not thereby be required to take any action which is in contravention of any applicable law. The Fund agrees to indemnify and hold harmless the Custodian and its nominees from any losses, actions, claims, demands, expenses and proceedings including counsel fees, incurred or assessed against it or its nominees in connection with the performance of this Agreement, except such as may arise from its or its nominee's breach of the relevant standard of conduct set forth in this Agreement. Without limiting the foregoing indemnification obligation of the Fund, the Fund agrees to indemnify the Custodian and any nominee in whose name portfolio securities or other property of the Fund is registered against any liability the Custodian or such nominee may incur by reason of taxes assessed to the Custodian or such nominee or other costs, liability or expense incurred by the Custodian or such nominee resulting directly or indirectly from the fact that portfolio securities or other property of the Fund is registered in the name of the Custodian or such nominee.

         It is understood that the Custodian shall not be liable for any loss involving any securities, currencies, deposits or other property of the Fund, whether maintained by it, a Subcustodian, a securities depository, an agent of the Custodian or a Subcustodian, a Securities System, or a Banking Institution, or for any loss arising from a foreign currency transaction or contract, where the loss results from a Sovereign Risk or where the entity maintaining such securities, currencies, deposits or other property of the Fund, whether the Custodian, a Subcustodian, a securities depository, an agent of the Custodian or a Subcustodian, a Securities System or a Banking Institution, has exercised reasonable care maintaining such property or in connection with the transaction involving such property. A "Sovereign Risk" shall mean nationalization, expropriation, devaluation, revaluation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions exchange controls, taxes, levies or other charges affecting the Fund's property; or acts of war, terrorism, insurrection or revolution; or any other act or event beyond the Custodian's control.

         The Custodian shall indemnify against and hold harmless the Fund from any losses, actions, claims, demands, expenses and proceedings, including counsel fees, arising out of the negligence, misfeasance or misconduct of the Custodian with respect to the safekeeping of the securities and assets of the Fund and the performance of its duties under this Agreement.

         E. Reimbursement of Advances - The Custodian shall be entitled to receive reimbursement from the Fund on demand, in the manner provided in Section 8, for its cash disbursements, expenses and charges (including the fees and expenses of any Subcustodian or any Agent) in connection with this Agreement, but excluding salaries and usual overhead expenses.

         F. Security for Obligations to Custodian - If the Fund shall require the Custodian to advance cash or securities for any purpose for the benefit of the Fund, including in connection with foreign exchange contracts or options (collectively, an "Advance"), or if the Custodian or any nominee thereof shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement (collectively a "Liability"), except such as may arise from its or such nominee's breach of the relevant standard of conduct set forth in this Agreement, then in such event any property at any time held for the account of the Fund by the Custodian or a Subcustodian shall be security for such Advance or Liability and if the Fund shall fail to repay or indemnify the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund's property, including securities, to the extent necessary to obtain reimbursement or indemnification.

         G. Appointment of Agents - The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company as its agent (an "Agent") to carry out such of the provisions of this Agreement as the Custodian may from time to time direct, the action of any Agent to be deemed the action of the Custodian for all purposes of this Agreement, provided, however, that the appointment of such Agent (other than an Agent appointed pursuant to the third paragraph of Section 3) shall not relieve the Custodian of any of its responsibilities under this Agreement, and provided further, that the Custodian shall not appoint any Agent to hold securities outside of the United States without the Fund's prior consent, except as otherwise permitted in the third paragraph of Section 3.

         H. Powers of Attorney - Upon request, the Fund shall deliver to the Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian or any Subcustodian of their respective obligations under this Agreement or any applicable subcustodian agreement.

         8. Compensation of the Custodian: The Fund shall pay the Custodian a custody fee based on such fee schedule as may from time to time be agreed upon in writing by the Custodian and the Fund. Such fee, together with all amounts for which the Custodian is to be reimbursed in accordance with Section 7E, shall be billed to the Fund in such a manner as to permit payment by a direct cash payment to the Custodian.

         9. Termination; Successor Custodian: This Agreement shall continue in full force and effect until terminated by either party by an instrument in writing delivered or mailed, postage prepaid, to the other party, such termination to take effect not sooner than seventy five (75) days after the date of such delivery or mailing. In the event of termination the Custodian shall be entitled to receive prior to delivery of the securities, funds and other property held by it all accrued fees and unreimbursed expenses the payment of which is contemplated by Sections 7E and 8, upon receipt by the Fund of a statement setting forth such fees and expenses.

         In the event of the appointment of a successor custodian, it is agreed that the funds and securities owned by the Fund and held by the Custodian or any Subcustodian shall be delivered to the successor custodian, and the Custodian agrees to cooperate with the Fund in execution of documents and performance of other actions necessary or desirable in order to substitute the successor custodian for the Custodian under this Agreement.

         10. Amendment: This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be amended or terminated except by a statement in writing signed by the party against which enforcement of the amendment or termination is sought.

         In connection with the operation of this Agreement, the

Custodian and the Fund may agree in writing from time to time on such provisions interpretative of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

         The section headings in this Agreement are for the convenience of the parties and in no way alter, amend, limit or restrict the contractual obligations of the parties set forth in this Agreement.

         11. Governing Law: This instrument is executed and delivered in The Commonwealth of Massachusetts and shall be governed by and construed according to the laws of said Commonwealth.

         12. Notices: Notices and other writings delivered or mailed postage prepaid to the Fund addressed to the Fund at 45 Broadway, New York, New York 10006, Attention: Chairman of the Board or to such other address as the Fund may have designated to the Custodian in writing, or to the Custodian at 40 Water Street, Boston, Massachusetts 02109, Attention: Manager, Securities Department, or to such other address as the Custodian may have designated to the Fund in writing, shall be deemed to have been properly delivered or given hereunder to the respective addressee.

         13. Binding Effect: This Agreement shall be binding on and shall inure to the benefit of the Fund and the Custodian and their respective successors and assigns, provided that neither party hereto may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.

         14. Amendment and Restatement of Existing Custodian Agreement: This Agreement amends and restates the existing Custodian Agreement, dated as of August 21, 1991 between the Fund and the Custodian (the "Existing Custodian Agreement"), and the Existing Custodian Agreement as restated herein shall continue hereunder, effective as of the date of the Exisiting Custodian Agreement.

         15. Counterparts: This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf on the day and year first above written.

COMSTOCK PARTNERS                                 BROWN BROTHERS HARRIMAN & CO.
STRATEGY FUND, INC.

By                                                per pro